Exhibit 99.1

Sealed Air Reports Q3 2025 Results
Third Quarter 2025 Highlights and Financial Results
•Net Earnings and EPS improvement resulting from improved operating leverage and favorable resolution of historical tax matters
•Adjusted EBITDA and EPS increased by 4% and 10%, respectively, reflecting ongoing execution of productivity initiatives and operational discipline
•Protective volume stabilization combined with transformation initiatives contributed to margin expansion
•Food sales relatively flat with strength in our food service portfolio offset by weakness in our industrial and retail portfolios
•Continued deleveraging efforts resulted in lower total debt and a Net Debt to Adjusted EBITDA ratio below 3.5x
•Raising 2025 outlook for Adjusted EBITDA and Adjusted EPS while maintaining mid-point of Sales and Free Cash Flow
CHARLOTTE, N.C., November 4, 2025 – Sealed Air Corporation (NYSE: SEE) announced third quarter 2025 financial results and business updates.
“Our third quarter performance reflects our ability to control the controllables against a challenging market backdrop. We made further progress on our transformation, which drove a positive inflection in Protective’s material volumes for the first time since 2021. We remain laser focused on putting our customers first, executing with urgency and maximizing shareholder value,” said Dustin Semach, Sealed Air’s President and CEO.
“We exceeded expectations across all metrics this quarter. Given our trajectory heading into the fourth quarter, we are tightening our outlook ranges and raising the mid-point of both Adjusted EBITDA and Adjusted EPS for the full year, despite weaker market conditions putting further pressure on volumes in the fourth quarter and increasing uncertainty as we head into 2026,” said Kristen Actis-Grande, Sealed Air's CFO.

(In USD millions, except per share data)

GAAP Results	Third Quarter
	2025	2024	Reported △%	Constant currency △%
Net Sales	$1,351	$1,345	0.5%	(0.9)%
Net Earnings	$186	$89	109.4%
Diluted EPS	$1.26	$0.61	106.6%
Cash Flow from Operations (YTD)	$334	$484	(30.9)%

Non-GAAP Results	Third Quarter
	2025	2024	Reported △%	Constant currency △%
Adjusted EBITDA	$287	$276	4.2%	3.4%
Adjusted Net Earnings	$128	$116	10.9%	10.1%
Adjusted Diluted EPS	$0.87	$0.79	10.1%	8.9%
Free Cash Flow (YTD)	$201	$323	(37.8)%

Unless otherwise stated, all results compare third quarter 2025 results to third quarter 2024 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported.

| 2415 Cascade Pointe Blvd. | Charlotte, NC 28208	1

Third Quarter 2025 Financial Highlights
Net sales of $1.35 billion increased less than 1% as reported, with the Food segment up 1% and the Protective segment down 1% in the quarter. Net sales decreased $12 million, or 1%, on a constant currency basis. Volumes decreased by $9 million, or less than 1% in the quarter. Price was unfavorable by $3 million, or less than 1% in the quarter.
Income tax expense was $(70) million, or an effective tax rate of (60.5)% in the quarter. This compares to income tax expense of $31 million, or an effective tax rate of 25.7%, in the prior year. The current quarter effective tax rate was favorably impacted by the reversal of accruals for uncertain tax positions in the U.S. associated with the resolution of an IRS audit. The Adjusted Tax Rate was 23.9% in the quarter, as compared to 24.0% in the prior year.
Net earnings were $186 million, or $1.26 per diluted share, as compared to net earnings of $89 million, or $0.61 per diluted share, in the prior year. The current year results were favorably impacted by $57 million of Special Items income, compared to $27 million of unfavorable impacts of Special Items expense in the prior year. The favorable impacts of Special Items in the quarter were primarily driven by income tax items, partially offset by higher restructuring expenses and other charges that are considered one-time or infrequent.
Adjusted EBITDA was $287 million, or 21.3% of net sales, as compared to $276 million, or 20.5% in the prior year. The increase in Adjusted EBITDA was primarily due to lower operating costs driven by productivity benefits, partially offset by unfavorable net price realization and lower volume.
Adjusted earnings per diluted share increased 10% to $0.87, from $0.79 in the prior year, primarily due to higher Adjusted EBITDA and lower interest expense.
Business Segment Highlights
Third quarter net sales in Food were $910 million, or up 1% as reported. Currency fluctuations had a favorable impact of $12 million, or 1%. On a constant currency basis, net sales were flat. Price had a favorable impact of $1 million, or less than 1%. Volumes decreased $1 million, or less than 1%, primarily resulting from softness in the North American market, partially offset by share gains in the EMEA region. Adjusted EBITDA of $215 million, or 23.6% of net sales, increased 4% from $206 million, or 22.9% of net sales in the prior year. The increase in Adjusted EBITDA was due to lower operating costs partly attributable to productivity benefits and cost reductions, partially offset by unfavorable net price realization and lower volume.
Third quarter net sales in Protective were $442 million, a decrease of 1% as reported. Currency fluctuations had a favorable impact of $6 million, or 1%. On a constant currency basis, net sales decreased $12 million, or 3%. Volumes decreased $7 million, or 2%, resulting from softness in equipment sales given the ongoing sluggishness in the industrial markets. Price had an unfavorable impact of $5 million, or 1%. Adjusted EBITDA of $78 million, or 17.7% of net sales, increased 3% from $75 million, or 16.9% of net sales in the prior year. The increase in Adjusted EBITDA was primarily due to lower operating costs mainly driven by productivity benefits and cost reductions, partially offset by unfavorable net price realization and lower volume.
Cash Flow and Net Debt
Cash flow from operating activities during the first nine months of 2025 was a source of $334 million, as compared to a source of $484 million during the prior year period. The decrease in cash flow from operating activities primarily reflects higher incentive compensation and tax payments made in 2025, compared to the prior year period.
Capital expenditures in the first nine months of 2025 were $134 million, as compared to $161 million during the prior year period. Free Cash Flow, defined as net cash from operating activities less capital expenditures, was a source of $201 million for the first nine months of 2025, as compared to a source of $323 million during the prior year period.
Dividend payments for the first nine months of both 2025 and 2024 were $89 million.
Total debt was $4.2 billion as of September 30, 2025 and $4.4 billion as of December 31, 2024. Net Debt, defined as total debt less cash and cash equivalents, was $3.9 billion as of September 30, 2025 and $4.0 billion as of December 31, 2024. As of September 30, 2025, Sealed Air had approximately $1.3 billion of available liquidity comprised of $282 million of cash and $994 million of available and unused lines of credit under our

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committed credit facilities. The net leverage ratio, defined as net debt divided by last twelve months Adjusted EBITDA, was 3.5x and 3.6x as of September 30, 2025 and December 31, 2024, respectively.
2025 Full Year Outlook

(In USD millions, except EPS)	Updated Outlook		Prior Outlook
	Range	Constant currency △%	Range	Constant currency △%
Net Sales	$5,275 to $5,325	(3)% to (2)%	$5,100 to $5,500	(6)% to 2%
Adjusted EBITDA	$1,120 to $1,140	1% to 3%	$1,075 to $1,175	(3)% to 6%
Adjusted EPS	$3.25 to $3.35	4% to 7%	$2.90 to $3.30	(7)% to 6%
Free Cash Flow	$350 to $450		$350 to $450
Adjusted EBITDA, Adjusted EPS and Free Cash Flow are non-GAAP financial measures. We have not provided guidance for the most directly comparable GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity and low visibility of certain Special Items.
Conference Call Information
Sealed Air Corporation will host a conference call and webcast on Tuesday, November 4, 2025 at 8:00 a.m. (ET) to discuss our Third Quarter 2025 Results. The conference call will be webcast live on the Investors homepage at ir.sealedair.com. A replay of the webcast will also be available thereafter. A slide presentation, which includes supplemental information relating to the Company’s third quarter earnings will be made available through the “Presentations & Events” section of the Company’s Investor Relations website at https://ir.sealedair.com/events-and-presentations prior to the call.
About Sealed Air
Sealed Air Corporation (NYSE: SEE), is a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. Sealed Air designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. Our globally recognized solution brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, LIQUIBOX® brand liquids systems, AUTOBAG® brand automated packaging systems, and BUBBLE WRAP® brand packaging. In 2024, Sealed Air generated $5.4 billion in sales and has approximately 16,400 employees who serve customers in 117 countries/territories.
www.sealedair.com
Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Information
In this press release, we include certain non-GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant currency” basis, Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, net leverage ratio and Adjusted Tax Rate. Management uses non-GAAP financial measures to assess operating and financial performance, set budgets, provide guidance and compare with peers’ performance. We believe such non-GAAP financial measures are useful to investors. Non-GAAP financial measures should not be considered in isolation from or as a substitute for GAAP information. See the attached supplementary information for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures. Information reconciling forward-looking non-GAAP financial

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measures to their most directly comparable GAAP financial measures is not presented because it is not available without unreasonable effort. The reconciling information that is not available includes forward-looking ranges of certain Special Items with high variability, complexity and low visibility. We are unable to address the probable significance of such unavailable information, which could have a potential significant impact on our future GAAP financial results.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” or the negative of these terms and similar expressions. All statements contained in this press release, other than statements of historical facts, such as those regarding our growth initiatives, business strategies, operating plans, business outlook, restructuring activities and market conditions, are forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that may cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These risks include important factors discussed in the “Risk Factors” section in Part I of our most recent Annual Report on Form 10-K, as updated by our other filings with the Securities and Exchange Commission.

Any forward-looking statements made by us in this press release are based solely on management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements, we disclaim any obligation to do so even if subsequent events cause our views to change, except as may be required by applicable law.

Company Contacts

Investors
Mark Stone
mark.stone@sealedair.com
919.673.3218

Louise Lagache
louise.lagache@sealedair.com

Media
Andi Cole
andi.cole@sealedair.com

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Sealed Air Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions, except per share data)	2025	2024	2025	2024
Net sales	$1,351.3	$1,345.1	$3,958.8	$4,019.8
Cost of sales	950.8	943.6	2,760.4	2,801.5
Gross profit	400.5	401.5	1,198.4	1,218.3
Selling, general and administrative expenses	175.3	187.1	546.1	563.8
(Loss) on disposal of long-lived assets and businesses, net	(4.8)	(5.4)	(14.7)	(5.8)
Amortization expense of intangible assets	14.9	15.9	45.0	47.0
Restructuring charges	20.8	6.8	26.2	24.8
Operating profit	184.7	186.3	566.4	576.9
Interest expense, net	(55.5)	(60.5)	(168.0)	(188.9)
Other expense, net	(13.5)	(6.4)	(24.3)	(14.0)
Earnings before income tax provision	115.7	119.4	374.1	374.0
Income tax provision	(70.0)	30.7	(22.7)	104.1
Net earnings from continuing operations	185.7	88.7	396.8	269.9
Gain on sale of discontinued operations, net of tax(1)	69.4	3.0	64.9	2.1
Net earnings	$255.1	$91.7	$461.7	$272.0
Basic:
Continuing operations	$1.26	$0.61	$2.70	$1.86
Discontinued operations	0.47	0.02	0.44	0.01
Net earnings per common share - basic	$1.73	$0.63	$3.14	$1.87
Weighted average common shares outstanding - basic	147.2	145.8	146.9	145.5

Diluted:
Continuing operations	$1.26	$0.61	$2.70	$1.85
Discontinued operations	0.47	0.02	0.44	0.02
Net earnings per common share - diluted	$1.73	$0.63	$3.14	$1.87
Weighted average common shares outstanding - diluted	147.7	146.1	147.2	145.8

(1)Gain on sale of discontinued operations, net of tax for the three and nine months ended September 30, 2025 primarily relates to the reversal of accruals for uncertain tax positions (which were associated with a previously disposed business) due to the resolution of an IRS audit.

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Sealed Air Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In USD millions)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$282.5	$371.8
Trade receivables, net	490.6	443.1
Income tax receivables	69.0	25.0
Other receivables	101.1	135.9
Inventories, net	825.1	722.2
Prepaid expenses and other current assets	214.6	193.8
Total current assets	1,982.9	1,891.8
Property and equipment, net	1,431.1	1,397.9
Goodwill	2,899.8	2,878.5
Identifiable intangible assets, net	344.1	381.6
Deferred taxes	55.1	112.0
Operating lease right-of-use-assets	86.4	98.0
Other non-current assets	284.8	262.3
Total assets	$7,084.2	$7,022.1
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$154.2	$140.5
Current portion of long-term debt	47.6	64.6
Current portion of operating lease liabilities	31.1	29.7
Accounts payable	779.0	771.0
Accrued restructuring costs	34.0	42.6
Income tax payable	11.4	53.3
Other current liabilities	481.9	533.8
Total current liabilities	1,539.2	1,635.5
Long-term debt, less current portion	3,971.8	4,198.8
Long-term operating lease liabilities, less current portion	63.7	74.8
Deferred taxes	27.8	26.1
Other non-current liabilities	291.4	462.4
Total liabilities	5,893.9	6,397.6

Stockholders’ equity:
Preferred stock	—	—
Common stock	15.5	15.5
Additional paid-in capital	1,456.0	1,445.7
Retained earnings	1,015.7	643.4
Common stock in treasury	(366.6)	(404.2)
Accumulated other comprehensive loss, net of taxes	(930.3)	(1,075.9)
Total stockholders’ equity	1,190.3	624.5
Total liabilities and stockholders’ equity	$7,084.2	$7,022.1

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Sealed Air Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In USD millions)	2025	2024
Net earnings	$461.7	$272.0
Adjustments to reconcile net earnings to net cash provided by operating activities(1)	278.2	233.7
Changes in operating assets and liabilities:
Trade receivables, net	(23.6)	(42.8)
Inventories, net	(78.6)	(56.2)
Accounts payable	(5.4)	36.5
Income tax receivable/payable	(85.3)	44.7
Other assets and liabilities	(212.6)	(4.1)
Net cash provided by operating activities	$334.4	$483.8
Cash flows from investing activities:
Capital expenditures	(133.6)	(161.1)
Proceeds related to sale of business and property and equipment, net	0.2	0.7
Business acquired in purchase transactions, net of cash acquired	—	4.2
Payments associated with debt, equity and equity method investments	(0.6)	(1.1)
Settlement of foreign currency forward contracts	27.0	(11.0)
Proceeds from cross-currency swaps	5.3	3.1
Net cash used in investing activities	$(101.7)	$(165.2)
Cash flows from financing activities:
Net proceeds (payments) of short-term borrowings	3.1	(1.6)
Proceeds from long-term debt	15.4	413.4
Payments of long-term debt	(274.9)	(582.1)
Payments of debt modification/extinguishment costs and other	—	(7.3)
Dividends paid on common stock	(89.2)	(88.8)
Impact of tax withholding on share-based compensation	(9.9)	(9.2)
Principal payments related to financing leases	(7.2)	(6.1)
Net cash used in financing activities	$(362.7)	$(281.7)
Effect of foreign currency exchange rate changes on cash and cash equivalents	$40.7	$3.0
Cash and cash equivalents	371.8	346.1
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$371.8	$346.1
Net change during the period	(89.3)	39.9
Cash and cash equivalents	282.5	386.0
Restricted cash and cash equivalents	—	—
Balance, end of period	$282.5	$386.0

Non-GAAP Free Cash Flow:
Cash flow from operating activities	$334.4	$483.8
Capital expenditures	(133.6)	(161.1)
Non-GAAP Free Cash Flow	$200.8	$322.7

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	Nine Months Ended September 30,
(In USD millions)	2025	2024
Supplemental Cash Flow Information:
Interest payments	$210.5	$220.3
Income tax payments, net of cash refunds	$149.8	$74.9
Restructuring payments including associated costs	$58.0	$43.5
Non-cash items:
Transfers of shares of common stock from treasury for profit sharing contributions	$26.3	$25.4

(1)2025 adjustments primarily consist of depreciation and amortization of $180 million, share-based compensation expense of $31 million, profit sharing expense of $16 million, provision for inventory obsolescence of $16 million and loss on debt redemption and refinancing activities of $5 million. 2024 adjustments primarily consist of depreciation and amortization of $183 million, share-based compensation expense of approximately $23 million, profit sharing expense of $20 million, provision for inventory obsolescence of $17 million and loss on debt redemption and refinancing activities of $7 million.

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Sealed Air Corporation
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended September 30,
(In USD millions)	Food		Protective		Total Company
2024 Net Sales	$897.9	66.8%	$447.2	33.2%	$1,345.1	100.0%

Price	1.5	0.2%	(4.7)	(1.1)%	(3.2)	(0.2)%
Volume(1)	(1.4)	(0.2)%	(7.2)	(1.6)%	(8.6)	(0.7)%
Total constant currency change (non-GAAP)(2)	0.1	—%	(11.9)	(2.7)%	(11.8)	(0.9)%
Foreign currency translation	11.6	1.3%	6.4	1.5%	18.0	1.4%
Total change (GAAP)	11.7	1.3%	(5.5)	(1.2)%	6.2	0.5%

2025 Net Sales	$909.6	67.3%	$441.7	32.7%	$1,351.3	100.0%

	Nine Months Ended September 30,
(In USD millions)	Food		Protective		Total Company
2024 Net Sales	$2,660.1	66.2%	$1,359.7	33.8%	$4,019.8	100.0%

Price	21.3	0.8%	(19.2)	(1.4)%	2.1	0.1%
Volume(1)	(12.0)	(0.5)%	(46.1)	(3.4)%	(58.1)	(1.5)%
Total constant currency change (non-GAAP)(2)	9.3	0.3%	(65.3)	(4.8)%	(56.0)	(1.4)%
Foreign currency translation	(11.6)	(0.4)%	6.6	0.5%	(5.0)	(0.1)%
Total change (GAAP)	(2.3)	(0.1)%	(58.7)	(4.3)%	(61.0)	(1.5)%

2025 Net Sales	$2,657.8	67.1%	$1,301.0	32.9%	$3,958.8	100.0%

(1)     Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(2)     Total constant currency change is a non-GAAP financial measure which excludes the impact of foreign currency translation.

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Sealed Air Corporation
Segment Information
Reconciliation of Net Earnings to Non-GAAP Consolidated Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2025	2024	2025	2024
Adjusted EBITDA from continuing operations:
Food	$214.5	$205.9	$627.1	$600.1
Adjusted EBITDA Margin(1)	23.6%	22.9%	23.6%	22.6%
Protective	78.0	75.5	229.9	246.8
Adjusted EBITDA Margin(1)	17.7%	16.9%	17.7%	18.2%
Corporate	(5.0)	(5.4)	(0.7)	(7.1)
Non-GAAP Consolidated Adjusted EBITDA	$287.5	$276.0	$856.3	$839.8
Adjusted EBITDA Margin(1)	21.3%	20.5%	21.6%	20.9%

(1)Adjusted EBITDA divided by net sales.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2025	2024	2025	2024
GAAP Net earnings from continuing operations	$185.7	$88.7	$396.8	$269.9
Interest expense, net	55.5	60.5	168.0	188.9
Income tax provision	(70.0)	30.7	(22.7)	104.1
Depreciation and amortization, net of adjustments(1)	63.3	63.2	184.4	184.2
Special Items:
Liquibox intangible amortization	7.6	7.5	22.8	22.7
Restructuring charges	20.8	6.8	26.2	24.8
Other restructuring associated costs	10.6	9.0	22.9	22.2
Foreign currency exchange loss due to highly inflationary economies	4.6	2.4	10.6	7.9
Loss on debt redemption and refinancing activities	—	—	5.1	6.8
Contract terminations	0.2	—	3.2	(0.1)
Charges related to acquisition and divestiture activity	0.2	4.1	1.3	3.2
CEO severance and separation costs	—	—	7.4	—
Accelerated share-based compensation expense	—	—	5.0	—
Other Special Items	9.0	3.1	25.3	5.2
Pre-tax impact of Special items	53.0	32.9	129.8	92.7
Non-GAAP Consolidated Adjusted EBITDA	$287.5	$276.0	$856.3	$839.8
Reconciliation of Adjusted EBITDA to comparable constant currency
% increase - Adjusted EBITDA	4.2%
% currency impact	(0.8)%
% comparable constant currency	3.4%

(1)Depreciation and amortization by segment are as follows:

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	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2025	2024	2025	2024
Food	$48.2	$47.9	$144.7	$141.1
Protective	22.7	22.8	67.5	65.8
Consolidated depreciation and amortization(i)	$70.9	$70.7	$212.2	$206.9
Liquibox intangible amortization and accelerated share-based compensation expense	(7.6)	(7.5)	(27.8)	(22.7)
Depreciation and amortization, net of adjustments	$63.3	$63.2	$184.4	$184.2

(i) Includes share-based incentive compensation of $9.4 million and $32.0 million for the three and nine months ended September 30, 2025, respectively, and $8.5 million and $24.4 million for the three and nine months ended September 30, 2024, respectively.

The calculation of the non-GAAP Adjusted Tax Rate is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2025	2024	2025	2024
GAAP Earnings before income tax provision from continuing operations	$115.7	$119.4	$374.1	$374.0
Pre-tax impact of Special Items	53.0	32.9	129.8	92.7
Non-GAAP Adjusted Earnings before income tax provision	$168.7	$152.3	$503.9	$466.7

GAAP Income tax provision from continuing operations	$(70.0)	$30.7	$(22.7)	$104.1
Tax Special Items(1)	97.5	(1.8)	118.3	(8.6)
Tax impact of Special Items	12.9	7.7	28.6	22.0
Non-GAAP Adjusted Income tax provision	$40.4	$36.6	$124.2	$117.5

GAAP Effective income tax rate	(60.5)%	25.7%	(6.1)%	27.8%
Non-GAAP Adjusted Tax Rate	23.9%	24.0%	24.6%	25.2%

(1)For the three months ended September 30, 2025, Tax Special Items reflect the reversal of accruals for uncertain tax positions in the U.S. associated with the resolution of an IRS audit, partially offset by the establishment of a valuation allowance in Luxembourg and the impact of the U.S. tax reform. For the nine months ended September 30, 2025, Tax Special Items reflect the reversal of accruals for uncertain tax positions in the U.S. associated with the resolution of an IRS audit and the resolution of certain previous years' international tax matters, partially offset by the establishment of a valuation allowance in Luxembourg, the impact of the U.S. tax reform, and interest accruals for uncertain tax positions. For the three and nine months ended September 30, 2024, Tax Special Items reflect accruals for uncertain tax positions.

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Sealed Air Corporation
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-GAAP Adjusted
Net Earnings and Non-GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
(In USD millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS
GAAP net earnings and diluted EPS from continuing operations	$185.7	$1.26	$88.7	$0.61	$396.8	$2.70	$269.9	$1.85
Special Items(1)	(57.4)	(0.39)	27.0	0.18	(17.1)	(0.12)	79.3	0.54
Non-GAAP adjusted net earnings and adjusted diluted EPS	$128.3	$0.87	$115.7	$0.79	$379.7	$2.58	$349.2	$2.39
Weighted average number of common shares outstanding - Diluted		147.7		146.1		147.2		145.8
Reconciliation of adjusted net earnings and adjusted diluted EPS to comparable constant currency
% increase - adjusted net earnings and adjusted diluted EPS	10.9%	10.1%
% currency impact	(0.8)%	(1.2)%
% comparable constant currency	10.1%	8.9%

(1)Special Items include items in the table below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions, except per share data)	2025	2024	2025	2024
Special Items:
Liquibox intangible amortization	$7.6	$7.5	$22.8	$22.7
Restructuring charges	20.8	6.8	26.2	24.8
Other restructuring associated costs(i)	10.6	9.0	22.9	22.2
Foreign currency exchange loss due to highly inflationary economies	4.6	2.4	10.6	7.9
Loss on debt redemption and refinancing activities	—	—	5.1	6.8
Contract terminations	0.2	—	3.2	(0.1)
Charges related to acquisition and divestiture activity	0.2	4.1	1.3	3.2
CEO severance and separation costs	—	—	7.4	—
Accelerated share-based compensation expense(ii)	—	—	5.0	—
Other Special Items(iii)	9.0	3.1	25.3	5.2
Pre-tax impact of Special Items	53.0	32.9	129.8	92.7
Tax impact of Special Items and Tax Special Items	(110.4)	(5.9)	(146.9)	(13.4)
Net impact of Special Items	$(57.4)	$27.0	$(17.1)	$79.3
Weighted average number of common shares outstanding - Diluted	147.7	146.1	147.2	145.8
Per share impact from Special Items	$0.39	$(0.18)	$0.12	$(0.54)

(i)Other restructuring associated costs for the three and nine months ended September 30, 2025 include, in part, fees paid to third-party consultants in support of the business transformation.
(ii)Accelerated share-based compensation expense for the nine months ended September 30, 2025 primarily relates to the vesting of certain equity awards for our prior CEO upon his departure.
(iii)Other Special Items for the three and nine months ended September 30, 2025 include fees related to professional services and other charges directly associated with Special Items or events that are considered one-time or infrequent.

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Calculation of Net Debt
(Unaudited)

(In USD millions)	September 30, 2025	December 31, 2024
Short-term borrowings	$154.2	$140.5
Current portion of long-term debt	47.6	64.6
Long-term debt, less current portion	3,971.8	4,198.8
Total debt	4,173.6	4,403.9
Less: cash and cash equivalents	(282.5)	(371.8)
Non-GAAP Net Debt	$3,891.1	$4,032.1

Net Leverage Ratio (Net Debt / Last Twelve Months Adjusted EBITDA)	3.5x	3.6x

	Last Twelve Months Ended
(In USD millions)	September 30, 2025	December 31, 2024
GAAP Net earnings from continuing operations	$396.4	$269.5
Interest expense, net	226.7	247.6
Income tax provision	62.1	188.9
Depreciation and amortization, net of adjustments	243.9	243.7
Special Items:
Liquibox intangible amortization	30.4	30.3
Restructuring charges	59.2	57.8
Other restructuring associated costs	31.0	30.3
Foreign currency exchange loss due to highly inflationary economies	12.6	9.9
Loss on debt redemption and refinancing activities	5.1	6.8
Impairment of debt investment	8.5	8.5
Contract terminations	3.2	—
Charges related to acquisition and divestiture activity	2.3	4.2
CEO severance and separation costs	7.4	—
Accelerated share-based compensation expense	5.0	—
Other Special Items	33.3	13.1
Pre-tax impact of Special items	198.0	160.9
Non-GAAP Consolidated Adjusted EBITDA	$1,127.1	$1,110.6

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